CONSULTING AGREEMENT

THIS AGREEMENT effective as of the 8th day of June, 2007 (the “Effective Date”)

BETWEEN:

FOX PETROLEUM INC., a company incorporated pursuant to the laws of the State of Nevada, with an office at 64 Knightsbridge, London SW1X 7JF

(the “Company”)

OF THE FIRST PART

AND:

ALEXANDER CRAVEN, of 64 Knightsbridge, London SW1X 7JF

(the “Consultant”)

OF THE SECOND PART

WHEREAS:

A.           WHEREAS the Company is a United States reporting company under the US Securities Exchange Act of 1934; and,

B.           WHEREAS the Company wishes to engage the Consultant to provide, and the Consultant has agreed to provide to the Company, certain management services as the Vice President of Finance of the Company.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.                     ENGAGEMENT OF CONSULTANT.

1.1	Engagement

The Company hereby engages the Consultant to provide to the Company the services consistent with those ordinarily provided by a Vice President of Finance consultant, including the responsibilities as reasonably requested by the board of directors of the Company (the “Duties”) for the Term (as defined in Section 1.2), and the Consultant accepts such engagement.

1.2	Term

This Agreement will be for an indefinite period and may be terminated by the Company or the Consultant in accordance with Section 4 of this Agreement (the “Term”).

1.3	Consultant Status

The Consultant will perform his Duties as an independent contractor of the Company and the Consultant is not nor will it be deemed to be an employee of, or co-venturer or partner of, the Company and nothing in this Agreement will be construed so as to make the Consultant an employee of, or co-venturer or partner of, the Company. Without limiting the generality of the foregoing, this Agreement is an independent contractor agreement and is not nor will it be deemed to be an employment agreement, co-venturer agreement or partnership agreement and nothing in this Agreement will be construed so as to make this Agreement an employment agreement, co-venturer agreement or partnership agreement.

1.4	No Employment Benefits

The Consultant will not be entitled to any registered pension fund or plan contributions, group sickness or accident insurance coverage, medical service plan coverage, supplementary employment benefits, profit sharing or group term life insurance, vacation pay or any other type of benefit provided by the Company to the Company’s employees.

1.5	No Unemployment Benefits

The Consultant acknowledges that as an independent contractor, he will not qualify for any assistance under any Employment Insurance Act in Canada or the United States.

2.                     REMUNERATION

2.1	Consultant Fee

In consideration for providing the Duties, the Company shall pay to the Consultant a contract fee (the “Fee”) of USD $5,000.00 monthly during the Term, payable on the first of each month.

2.2	Expenses

The Company will reimburse the Consultant for all reasonable travelling and other expenses actually and properly incurred by him in connection with his duties hereunder in accordance with the Company’s policies, provided that such expenses will be subject to annual presentation to the Board of Directors, and such expenses may be subject to further verification by the Audit Committee or the Board of Directors of the Company. For all such expenses, the Consultant will furnish the Company with such statements, receipts or other reasonable documentation and within the applicable time period as may be reasonably required by the Company.

2.3	Own Consultant Expenses

Except as specifically provided for in this Agreement, the Consultant will be responsible for all the costs associated with carrying out the Duties.

3.                     CONSULTANT OBLIGATIONS

3.1	Confidential Information.

The Consultant will not, either during the term of this Agreement or at any time thereafter, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Consultant is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

3.2	Non-Disclosure Provisions

The Consultant will be subject to further non-disclosure provisions contained in Schedule “A” to this Agreement.

3.3	Company’s Property

Upon the termination of this Agreement, or whenever requested by the Company, the Consultant will deliver to the Company all property belonging to the Company, including, without limitation:

(a)

any keys, security cards, passwords, devices, documents, papers, plans, materials or other property, and any copies or reproductions thereof, which may have come into the Consultant’s possession during the course of this Agreement;

(b) any items of any nature created by the Consultant in the course of his Duties, whether completed or not;

(c) any communications or documentation transmitted by, received from, or stored in the Company’s computer, email or voicemail systems, regardless of any personal content; and

(d) any Confidential Information as defined in Schedule “A” to this Agreement.

4.                     TERMINATION

4.1                   Termination for Cause. Notwithstanding any other provision in this Agreement, the Company may terminate this Agreement at any time without notice or pay in lieu thereof for “Cause”, defined below, or death of the Consultant.

4.2                   Definition of “Cause”. For the purposes of this Agreement “Cause” includes:

(a)	fundamental breach of this Agreement by the Consultant;

(b)	in the opinion of the Company, poor performance by the Consultant after being advised as to the standard required;

(c)	any intentional or grossly negligent disclosure of any Confidential Information by the Consultant;

(d)	any improper use of the Company’s property;

(e)

violation of any local, state or federal statute by the Consultant, including, without limitation, an act of dishonesty such as embezzlement or theft, whether committed during the course of or in relation to the Consultant’s Duties with the Company or otherwise;

(f)

conduct by the Consultant that, in the opinion of the Company, is materially detrimental to the business or financial position of the Company, including conduct that has the potential to injure the reputation of the Company if the Consultant is retained as a Consultant of the Company; and

(g)	any and all omissions, commissions or other conduct which would constitute just cause at law.

4.3                   Termination Without Cause. Either the Consultant or the Company may terminate this Agreement without cause, upon the notice set out below:

(a)	the Consultant may terminate this Agreement upon giving to the Company three (3) month’s prior written notice; and

(b)	the Company may terminate this Agreement at any time without cause upon providing to the Consultant three (3) month’s prior written notice.

5.                     GENERAL PROVISIONS

5.1	Notices and Requests

All notices and requests in connection with this Agreement will be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

	(a)	If to the Company:

FOX PETROLEUM INC.
64 Knightsbridge
London SW1X 7JF Attention: Alexander Craven

with a copy to:

CLARK WILSON LLP
Suite 800-885 West Georgia Street Vancouver, British Columbia V6C 3H1 Attention: Bernard Pinsky

(b)	If to the Consultant:

ALEXANDER CRAVEN
64 Knightsbridge
London SW1X 7JF

or to such other address as the party to receive notice or request so designates by written notice to the other.

5.2	Agreement Voluntary

The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental thereto.

5.3	Agreement Equitable

The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Consultant's rights upon termination and the restrictions on the Consultant after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

5.4	Agreement Non-Assignable

This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Consultant.

5.5	Enurement

The rights, benefits and privileges contained herein will enure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

5.6	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and will supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

5.7	Waiver

No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its obligations herein will be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare either party in default irrespective of how long such failure continues, will not constitute a waiver by such party of its rights herein or of the right to then or subsequently declare a default.

5.8	Severability

If any provision contained herein is determined to be void or unenforceable, in whole or in part, by a court of competent jurisdiction, it is to that extent deemed omitted. The remaining provisions will not be affected in any way.

5.9	Amendment

This Agreement will not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

5.10	Survival

Notwithstanding the termination of this Agreement, the provisions of Sections 3.1, 3.2, 3.3, 3.6, 4 and of Schedule “A” to this Agreement will survive such termination and be continuing obligations.

5.11	Further Assurances

Each of the parties agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

5.12	Governing Law

This Agreement is subject to and governed by the laws of the State of Nevada.

5.13	Headings

The headings of the sections and subsections herein are for convenience only and will not control or affect the meaning or construction of any provisions of this Agreement.

5.14	Understanding

The Consultant represents and warrants that he has read, understands, agrees with all the provisions of this Agreement and has obtained independent legal advice with respect to it or waives such advice.

5.15	Execution in Several Counterparts

This Agreement may be executed by facsimile and in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FOX PETROLEUM INC.

Per:      /s/ Alexander Craven
            Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
ALEXANDER CRAVEN in the presence	)
of:	)
/s/ Jenny Brown	)
Signature	)
Jenny Brown	)	/s/ Alexander Craven
Print Name	)	ALEXANDER CRAVEN
#4-12 Stanhope Mews	)
Address	)
West London 8W7 5RB	)
)
Lettings Admin	)
Occupation	)

SCHEDULE “A”

NON-DISCLOSURE PROVISIONS

1.	CONFIDENTIAL INFORMATION AND MATERIALS

(a)

“Confidential Information” will mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased the Company software or hardware products, the marketing or promotion of any product of the Company, the Company business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Consultant by any subsidiary and/or agents of the Company is covered by this Agreement.

(b)	Confidential Information will not include that information defined as Confidential Information hereinabove which the Consultant can exclusively establish:

	(i)	is or subsequently becomes publicly available without breach of any obligation of confidentiality owed by the Company;

	(ii)	became known to the Consultant prior to disclosure by the Company to the Consultant;

	(iii)	became known to the Consultant from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

	(iv)	is independently developed by the Consultant.

(c)

Confidential Materials will include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.	RESTRICTIONS

(a)

The Consultant will not disclose any Confidential Information to third parties during the term of this Agreement or following the termination of this Agreement, except as provided herein. However, the Consultant may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Consultant will give reasonable notice to the Company prior to such disclosure and will comply with any applicable protective order or equivalent.

(b)

The Consultant will take reasonable security precautions, at least as great as the precautions it takes to protect his own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

(c)

Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Consultant with the Company, and only as provided hereunder. The Consultant agrees to segregate all such Confidential Materials from the materials of others in order to prevent co-mingling.

3.	RIGHTS AND REMEDIES

(a)

The Consultant will notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Consultant, and will co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

(b)

The Consultant will return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

(c)

The parties hereto recognize that a breach by the Consultant of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Consultant agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.	MISCELLANEOUS

(a)

All Confidential Information and Materials are and will remain the property of the Company. By disclosing information to the Consultant, the Company does not grant any express or implied right to the Consultant to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

(b) All obligations created herein will survive change or termination of any and all business relationships between the parties.